                                                                 Exhibit 10.13


EXECUTIVE BONUS PLAN

     The Company maintains an Executive Bonus Plan for the purpose of providing incentives in the form of an annual cash bonus to officers and other key employees. Awards are equal to a percentage of base salaries specified in an annual plan by reference to the Company's target for sales and net income. Bonuses awarded to senior executives are equal to 50% of compensation if the sales and income targets are met. If the targets are not met, the amount of the bonuses, if any, is subject to the discretion of the Board of Directors.